UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2020

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act
(17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2020, Willard D. Oberton, chairman of the Board of Directors (the “Board”) of Fastenal Company (the “Company”), informed the Company that he has decided not to stand for re-election as a director of the Company at our next annual meeting of shareholders to be held on April 24, 2021 (the “Annual Meeting”). Mr. Oberton’s decision not to stand for re-election was not the result of any disagreements with the Company on matters related to its operations, policies or practices.
Mr. Oberton has served on the Board of the Company since June 1999, and as chairman of our Board since April 2014. Mr. Oberton began his business career with the Company in January 1980 and was promoted to branch manager, then district manager, and later to general operations manager. He later served as our vice president, executive vice president, chief operating officer, president, and chief executive officer. Mr. Oberton’s professional career grew from within Fastenal as he successfully worked, managed, and provided leadership to most of the departments and disciplines integral to the Company’s growth and financial success. Mr. Oberton has played a role in much of Fastenal's development since joining the organization in 1980, including overseeing growth in his role as CEO (beginning in December 2002 until December 2014 and again on an interim basis from July 2015 through December 2015) and chairman from $900 million in annual revenues in 2002, to over $5.0 billion in 2020. His career path epitomized our ‘promote from within’ philosophy. The Board thanks Mr. Oberton for his 41 years of dedicated service as an employee and as a director of the Company and wishes him all the best in his future endeavors.
The Board approved the election of Mr. Scott A. Satterlee as chairman of the Board effective following the Annual Meeting, subject to his re-election by the shareholders at the Annual Meeting. Mr. Satterlee has served as a director of the Company since 2009.
Item 9.01. Financial Statements and Exhibits.
INDEX TO EXHIBITS

Exhibit Number	Description of Document

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

December 10, 2020	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Executive Vice President - Chief Accounting Officer and Treasurer